AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1998.

                                                      REGISTRATION NO. 333-35459
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 5
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           NATIONWIDE STAFFING, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                  7363                                 76-0526381
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)
                                                   LARRY E. DARST
                                              CHIEF EXECUTIVE OFFICER
                                             NATIONWIDE STAFFING, INC.
                                               600 TRAVIS, SUITE 6200
                                                HOUSTON, TEXAS 77002
                                                   (713) 223-7742

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

          GEOFFREY A. LONG
    BRACEWELL & PATTERSON, L.L.P.                      ROBERT F. GRAY, JR.
     SOUTH TOWER PENNZOIL PLACE                    FULBRIGHT & JAWORSKI L.L.P.
  711 LOUISIANA STREET, SUITE 2900                  1301 MCKINNEY, SUITE 5100
      HOUSTON, TEXAS 77002-2781                     HOUSTON, TEXAS 77010-3095

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC.

                                        AMOUNT TO
                                         BE PAID
SEC registration fee.................   $   21,188
Printing expenses....................      350,000
Legal fees and expenses..............      800,000
Accounting fees and expenses.........    2,250,000
NASD fees............................        6,509
NYSE listing fee.....................      103,295
Blue sky fees and expenses...........        2,000
Transfer Agent's and Registrar's
fees.................................        7,000
Miscellaneous........................      460,008
                                        ----------
          TOTAL......................   $4,000,000
                                        ==========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Restated Certificate of Incorporation and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Restated Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in the case of other than derivative suits, such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Restated Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person and is permissible at the discretion of the Board of Directors in the case of an employee or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company, its officers and directors and persons who control the Company within the meaning of the Securities Act against certain liabilities.

ITEM 15.  RECENT SALES OF UNRESTRICTED SECURITIES.

     On February 12, 1997, the Company issued and sold 1,083,929 shares of Common Stock to WJG Capital, L.L.C. for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Effective as of February 12, 1997, the Company issued to the Norton Family Trust and Sabrina A. McTopy warrants to purchase 45,000 shares and 5,000 shares, respectively, of Common Stock. The issuance of the warrants and the sales of Common Stock upon exercise of the warrants were and will be exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On April 1, 1997, the Company sold an aggregate of 173,429 shares of Common Stock to Larry E. Darst which were issued on April 1, 1997 and September 8, 1997. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On September 8th, 1997, the Company issued and sold an aggregate of 43,357 shares of Common Stock to Gary J. Petry. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On September 11, 1997, the Company issued and sold shares of Common Stock to the stockholders of the Founding Companies as set forth below. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

                                         SHARES OF
FOUNDING COMPANY                        COMMON STOCK
Alternative Solutions:
     John Cogliano, Jr...............      282,544
     John M. Cogliano................       33,240
     Herbert Cogliano................       33,240
     James J. Cogliano...............       33,240
     John Cogliano, Jr. (Family
     Trust)..........................       33,240
     Newbury Personnel, Inc..........      316,165
ASAP:
     Brenda S. Dougan................      205,681
     L. Paul Dobbs...................       88,149
Cardinal:
     Quincy Tarver Freeman and Diane
      Gail
     Freeman as JTWROS...............      447,856
Employment Enterprises:
     Jana W. Yeates..................      445,314
     Lovey L. Hammel.................      222,657
Evins Group:
     Mary E. Evins...................      200,550

                                         SHARES OF
          FOUNDING COMPANY              COMMON STOCK
GTS:
     The Global Group, Inc...........      186,661
     Paul L. Milligan................      167,628
     Sherry A. Wood..................        1,272
     Glenn W. Wood...................       20,321
     M. Nell Dahl....................        1,272
     Kirk M. Humphries...............        1,272
     William J. White................        1,272
     Dorris A. Bright................        1,272
HP Services:
     W.M. Hartman....................      299,615
     Gary D. Pitts...................      128,407
Technology Plus:
     Richard L. Bronson..............      314,888
     Bobby Wayne Watson..............      104,963

     Effective September 11, 1997, the Company effected a 1,084-to-1 stock split in the form of a dividend of the shares of Common Stock outstanding as of September 10, 1997.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------
           1.1***   --    Form of Underwriting Agreement.

           2.1**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., Alternative Solutions, Inc., Newbury Employment, Inc. and the Stockholders and
                          Newbury Stockholders named therein.

           2.2**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., A.S.A.P Acquisition Corp., A.S.A.P. Services, Inc. and the Stockholders named therein.

           2.3**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., Cardinal Acquisition Corp., Cardinal Services, Inc. and the Stockholders named therein.

           2.4**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., EEI Acquisition Corp., Employment Enterprises, Inc. and the Stockholders named therein.

           2.5**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., EPG Sub 1 Acquisition Corp., EPG Sub 2 Acquisition Corp., EPG Sub 3 Acquisition
                          Corp., EPG Sub 4 Acquisition Corp., EPG Sub 5 Acquisition Corp., EPG Sub 6 Acquisition
                          Corp., EPG Sub 7 Acquisition Corp., EPG Sub 8 Acquisition Corp., Evins Personnel
                          Consultants, Inc., Evins Personnel Consultants, Inc., No. One, Evins Personnel
                          Consultants, Inc., No. Two, Exceptional Resource Services Inc., Excelsior Personnel
                          Consultants, Inc., Excellent Personnel Consultants, Inc., Evins Personnel Consultants of
                          Abilene, Inc., Elite Personnel Consultants, Inc. and the Stockholder named therein.

           2.6**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., GTS Acquisition Corp., Global Technical Services, Inc. and the Stockholders named therein.

           2.7**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., HPSI Acquisition Corp., HP Services, Inc. and the Stockholders named therein.

           2.8**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., TPLUS Acquisition Corp., Technology Plus, Inc. and the Stockholders named therein.

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
           3.1***   --    Amended and Restated Certificate of Incorporation of Nationwide Staffing, Inc., as amended by the Amendment to Amended and Restated Certificate of Incorporation of Nationwide
                          Staffing, Inc.

           3.2**    --    Bylaws of Nationwide Staffing, Inc., as amended.

           4.1**    --    Stock Restriction and Registration Rights Agreement dated as of September 11, 1997 between
                          WJG Capital, L.L.C. and Nationwide Staffing, Inc.

           4.2**    --    Form of certificate evidencing ownership of Common Stock of Nationwide Staffing, Inc.

           4.3**    --    Warrant to Purchase Shares of Common Stock of Nationwide Staffing, Inc., Warrant No. N-1.

           4.4**    --    Warrant to Purchase Shares of Common Stock of Nationwide Staffing, Inc., Warrant No. N-2.

           5.1***   --    Opinion of Bracewell & Patterson, L.L.P.

          10.1**    --    1997 Stock Awards Plan of Nationwide Staffing, Inc.

          10.2**    --    1997 Nonqualified Stock Option Plan for Non-Employee Directors.

          10.3**    --    Employment Agreement dated April 1, 1997, between Nationwide Staffing, Inc. and Larry E.
                          Darst, as amended by that certain Amendment to Employment Agreement dated September 8,
                          1997, between Nationwide Staffing, Inc. and Larry E. Darst.

          10.4***   --    Employment Agreement dated August 8, 1997, between Nationwide Staffing Inc. and Dean G.
                          Walberg.

          10.5**    --    Employment Agreement dated September 5, 1997, between Nationwide Staffing Inc. and Gary J.
                          Petry.

          10.6**    --    Employment Agreement between Brenda Dougan and A.S.A.P. Services, Inc.

          10.7**    --    Employment Agreement between Steve Alter and Alternative Solutions, Inc.

          10.8**    --    Employment Agreement between Quincy Tarver Freemen and Cardinal Services, Inc.

          10.9**    --    Employment Agreement between Lovey Hammel and Employment Enterprises, Inc.

          10.10**   --    Employment Agreement between Mary Evins and Evins Personnel Consultants, Inc.

          10.11**   --    Employment Agreement between Paul Milligan and Global Technical Services, Inc.

          10.12**   --    Employment Agreement between Gary Pitts and HP Services, Inc.

          10.13**   --    Employment Agreement between Richard Bronson and Technology Plus, Inc.

          10.14**   --    Nationwide Staffing, Inc. Introduction Agreement, by and among Nationwide Staffing, Inc.,
                          Woods and Williams collectively, W. Sherman Adcock, and Jerry L. Hyde.

          21.1**    --    List of subsidiaries of Nationwide Staffing, Inc.

          23.1**    --    Consent of Arthur Andersen LLP.

          23.2*      --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

          23.3**    --    Consent of Stephen M. Alter.

          23.4**    --    Consent of Brenda S. Dougan.

          23.5**    --    Consent of Mary E. Evins.

          23.6**    --    Consent of Lovey L. Hammel.

          23.7**    --    Consent of Paul L. Milligan.

          23.8**    --    Consent of Gary D. Pitts.

          23.9**    --    Consent of Richard L. Bronson.

          23.10**   --    Consent of Quincy T. Freeman.

          23.11**   --    Consent of Thomas N. Amonett.

          24.1**    --    Power of Attorney.

          27.1**    --    Financial Data Schedule.

------------
 ** Previously filed.

*** Filed herewith.

     (b)  Financial Statement Schedules

     The following financial statement schedules are included herein.

     None.

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NATIONWIDE STAFFING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 23, 1998.

                                          NATIONWIDE STAFFING, INC.

                                          By:         LARRY E. DARST
                                                      LARRY E. DARST
                                                 CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JANUARY 23, 1998.

    SIGNATURE                                  TITLE
    ---------                                  -----
  LARRY E. DARST                    Chief Executive Officer; President;
  LARRY E. DARST                    and Director

  GARY J. PETRY                     Senior Vice President and Chief
  GARY J. PETRY                     Financial Officer

  CARL L. NORTON                    Director
  CARL L. NORTON

 GEORGE C. WOODS                    Director
 GEORGE C. WOODS